                                                                     Exhibit 4.3

                          SPECIMEN WARRANT CERTIFICATE

NUMBER                    (SEE REVERSE SIDE FOR LEGEND)                 WARRANTS
______   (THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.
                      NEW YORK CITY TIME, __________, 2011

                         INTER-ATLANTIC FINANCIAL, INC.

                                                           CUSIP _______________

                                     WARRANT


     THIS CERTIFIES THAT, for value received _________________________________
is the registered holder of a Warrant or Warrants expiring ________, 2011 [FOUR YEARS FROM DATE OF PROSPECTUS] ("Warrant") to purchase one fully paid and non-assessable share of common stock, par value US$.0001 per share ("Shares"), of Inter-Atlantic Financial, Inc., a Delaware corporation (the "Corporation"), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Corporation, commencing on the later of (i) its initial business combination with, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses (as such business combination is more fully described in the Company's Registration Statement, No. 333-140690, filed on Form S-1 with the Securities and Exchange Commission, as amended, for the registration of the Company's securities or (ii) ______________, 2008, such number of Shares of the Corporation at the price of US$4.50 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, American Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Corporation and American Stock Transfer & Trust Company. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement, shares of Common Stock or other consideration in lieu of physical settlement in shares of the Corporation. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.


     This Warrant may expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Corporation prior to such date.

     No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Corporation shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

     Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder's assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

     The Corporation and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary.


     Neither this Warrant Certificate nor any of the Warrant(s) evidenced hereby itself entitles the registered holder to any of the rights of a stockholder of the Corporation.


     The Corporation reserves the right to call the Warrant at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least US$11.50 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be US$.01 per Warrant. Any Warrant either not exercised or tendered back to the Corporation by the end of the date specified in the notice of call shall be canceled on the books of the Corporation and have no further value except for the US$.01 call price.

     This Certificate is not valid unless countersigned by the Warrant Agent and registered by the Registrar.


By                                   [seal]
   -------------------------------            ----------------------------------
   Secretary                                  Chief Executive Officer


   -------------------------------
   Warrant Agent

                                SUBSCRIPTION FORM
      To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

________________________________________________________________________________
                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____________________________________________________________
                               (PLEASE PRINT OR TYPE NAME AND ADDRESS)

________________________________________________________________________________
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:


Dated:
       ------------------------------   ----------------------------------------
                                        (SIGNATURE)

                                        ----------------------------------------
                                        (ADDRESS)

                                        ----------------------------------------

                                        ----------------------------------------
                                        (TAX IDENTIFICATION NUMBER)

                                   ASSIGNMENT
       To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sells, assigns, and transfers unto
________________________________________________________________________________
                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____________________________________________________________
                               (PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:
       ------------------------------   ----------------------------------------
                                        (SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.